Franklin Credit Management Corporation 10-12G
Exhibit 10.23

SECOND AMENDMENT TO LEASE

1.	PARTIES

1.1
THIS AGREEMENT made the 23rd day of May, 2007 is between 101 HUDSON LEASING ASSOCIATES, a New Jersey general partnership (“Landlord”) whose address is c/o Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey 08837 and FRANKLIN CREDIT MANAGEMENT CORPORATION, a Delaware corporation (hereinafter “Tenant”), whose address is 101 Hudson Street, 25th Floor, Jersey City, New Jersey 07302.

2.	STATEMENT OF FACTS

2.1
Landlord and Tenant entered into a Lease dated July 27, 2005 (herein referred to as the “Lease”) setting forth the terms of occupancy by Tenant of approximately six thousand eight hundred fifty-six (6,856) gross rentable square feet on the thirty-seventh (37th) floor and approximately thirty-three thousand eight hundred sixty-six (33,866) gross rentable square feet on the twenty-fifth (25th) floor, consisting of a total of approximately forty thousand seven hundred twenty-two (40,722) gross rentable square feet (hereinafter “Premises”), 101 Hudson Street, Jersey City, New Jersey (hereinafter “Building”); and

2.2
Landlord and Tenant entered into the First Amendment to Lease dated March 30, 2007 whereby Landlord leased to Tenant and Tenant hired from Landlord approximately six thousand two hundred sixty-nine (6,269) gross rentable square feet on the thirty-seventh (37th) floor of the Building (“Expansion Premises”); and

2.3
The Effective Date applicable to the Expansion Premises is the day Landlord delivers the Expansion Premises to Tenant in its “as is” condition, except that the Expansion Premises shall be delivered (a) in a vacant (except for any furniture or furnishings purchased by Tenant from the prior occupant of the Expansion Premises) and “broom clean: condition (b) with all building systems serving the Expansion Premises being in good working order and (c) free of any tenancies or occupants; and

2.4	It has been determined n accordance with the provisions of Article 3.4 of the First Amendment to Lease that April 2, 2007 is the Effective Date of the Term applicable to the Expansion Premises.

3.	AGREEMENT

NOW, THEREFORE, in consideration of the terms, covenants and conditions hereinafter set forth, Landlord and Tenant agree as follows:

3.1	The above recitals are incorporated herein by reference.

3.2	All capitalized and non-capitalized terms used in this Agreement which are not separately defined herein but are defined in the Lease shall have the meaning given to any such term in the Lease.

3.3	The Effective Date of the Term applicable to the Expansion Premises is April 1, 2007 and the Expiration Date thereof is December 31, 2013.

3.4
This Agreement is executed by the parties hereto for the purpose of providing a record of the Effective and Expiration Dates of the Expansion Premises, adjusting the Term of the Lease and Fixed Basic Rent amount accordingly.

3.5
Tenant hereby represents to Landlord that (i) there exists no default under the Lease either by Tenant or Landlord; and (ii) there exists no offset, defense or counterclaim to Tenant’s obligation under the Lease.

3.6
Except as amended herein, the Lease dated July 27, 2005 covering the Premises shall remain in full force and effect as if the same were set forth in full herein and Landlord and Tenant hereby ratify and confirm all the terms and conditions thereof.

3.7	This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

3.8
Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

             IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals the date and year first above written, and acknowledge one to the other they possess the requisite authority to enter into this transaction and to sign this Agreement.

LANDLORD:		TENANT:

101 HUDSON LEASING ASSOCIATES		FRANKLIN CREDIT MANAGEMENT
CORPORATION
By:	MC Hudson Holding L.L.C.,
Partner

By:	Mack-Cali Realty, L.P.,
non-member manager

By:	Mack-Cali Realty Corporation,
general partner

By:	/s/ Michael A. Grossman	By:	/s/ William F. Sullivan
	Michael A. Grossman		Name: William F. Sullivan
	Executive Vice President		Title: Chief Operating Officer